SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    March 1, 2019 (February 27, 2019)

AARON’S, INC.
(Exact name of Registrant as Specified in Charter)

Georgia	1-13941	58-0687630
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Galleria Parkway SE, Suite 300 Atlanta, Georgia	30339-3194
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (678) 402-3000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
Executive Severance and Change-in-Control Agreements
On February 27, 2019, Aaron’s, Inc. (the “Company”) entered into certain Severance and Change-in-Control Agreements (the “Severance and CIC Agreement”) with each of Messrs. Ryan K. Woodley, Chief Executive Officer of the Company’s Progressive Leasing segment, Steven A. Michaels, Chief Financial Officer and President of Strategic Operations of the Company, Douglas A. Lindsay, President of the Company’s Aaron’s Business segment, and Robert W. Kamerschen, Executive Vice President, General Counsel, Corporate Secretary and Chief Administrative Officer of the Company (each, an “Executive”). Each of such Severance and CIC Agreements are effective as of February 27, 2019 and will continue for a term of three years, automatically renewing for one-year periods after the initial term unless either party gives notice not to extend the term. Under each Severance and CIC Agreement, if an Executive’s employment is terminated by the Company during the two-year period from the commencement of a change in control (as defined in the Severance and CIC Agreement) other than for cause (as defined in the Severance and CIC Agreement), disability or death, or if employment is terminated by an Executive for good reason (as defined in the Severance and CIC Agreement), the Executive shall receive (i) severance payments in a lump sum amount equal to two times the sum of (x) the Executive’s annual salary plus (y) the Executive’s target bonus; (ii) a lump sum cash bonus payment based on the average annual bonus earned by the Executive over the two years prior to the year in which the termination occurs, pro-rated based on the number of days in the year in which termination occurs that lapse prior to termination; (iii) a lump sum cash payment equal to the Executive’s accrued, unused vacation time; and (iv) a lump sum payment in an amount equal to two years’ worth of the Executive’s monthly COBRA premiums for continued coverage under the Company’s group health insurance plan, in each case, payable on the sixtieth day following termination.
In the event of termination by the Company other than for cause, disability or death, or termination by the Executive for good reason, in the absence of a change in control, or more than two years following a change in control, the Executive would be entitled to (i) continued salary for twenty-four months following termination plus bonus payments in an amount equal to one-twelfth of the Executive’s target bonus in each of the twenty-four months following termination, payable no less frequently than on a monthly basis beginning on the sixtieth day following termination; and (ii) a lump sum cash payment in an amount equal to the Executive’s accrued, unused vacation time, payable on the sixtieth day following termination.
In the event that excise taxes under Section 280G of the Internal Revenue Code of 1986, as amended, would be imposed on payments under the Severance and CIC Agreements, the payments above will be subject to reduction to the extent necessary such that an excise tax would no longer be payable.
All severance and change in control benefits described above (other than accrued benefits) are conditioned upon certain non-competition and non-solicitation restrictive covenants and execution of a full release of claims.
The foregoing summary of the Severance and CIC Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Form of Severance and CIC Agreement, a copy of which will be filed with the Company’s quarterly report on Form 10-Q for the quarter ending March 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AARON’S, INC.
	By:	/s/ Steven A. Michaels
Steven A. Michaels
Chief Financial Officer and
Date: March 1, 2019		President of Strategic Operations